UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2014

PepsiCo, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-253-2000

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2014, the Board of Directors (the "Board") of PepsiCo, Inc. ("PepsiCo") elected Dr. David C. Page as an independent member of the Board, effective November 20, 2014. Dr. Page will serve on the Audit Committee of the Board, effective November 20, 2014.

Upon joining the Board on November 20, 2014, Dr. Page will receive an award for new non-employee directors under PepsiCo’s non-employee director compensation program. Under this program, Dr. Page will receive, on November 20, 2014, an initial stock award of 1,000 shares of PepsiCo Common Stock and a prorated annual equity award equal to a number of phantom stock units determined by dividing $137,500 by the closing price of PepsiCo Common Stock. Each phantom stock unit is intended to be the economic equivalent of a share of PepsiCo Common Stock. In addition, Dr. Page is entitled to an annual cash retainer with the first semi-annual payment of $55,000 to be made in June 2015.

Dr. Page, 58, currently serves as the director of the Whitehead Institute for Biomedical Research, an independent nonprofit research and educational institution affiliated with Massachusetts Institute of Technology ("MIT"). He also serves as a professor of biology at MIT and as an investigator at the Howard Hughes Medical Institute.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

September 19, 2014	By:	/s/ Cynthia Nastanski

Name: Cynthia Nastanski
Title: Senior Vice President, Corporate Law and Deputy Corporate Secretary